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                             Class A-3A Confirmation
                                     to the
                              ISDA Master Agreement
                           dated as of March 27, 2003


Toyota Auto Receivables 2003-A Owner Trust
c/o U.S. Bank Trust, National Association
400 North Michigan Ave., 2nd Floor
Chicago, IL 60601

         Re:      Transaction Ref. No. 1 between
                  Toyota Motor Credit Corporation ("Party A") and
                  Toyota Auto Receivables 2003-A Owner
                  Trust ("Party B")

Ladies and Gentlemen:

         The purpose of this letter agreement is to confirm the terms and conditions of the Swap Transaction entered into between you and us on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

         The definitions and provisions contained in the 2000 ISDA Definitions, as supplemented by the Annex to the 2000 ISDA Definitions, each published by the International Swaps and Derivatives Association, Inc. (collectively, the "Definitions"), are incorporated in this Confirmation. In the event of any inconsistency between those Definitions and this Confirmation, this Confirmation will govern.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement, dated as of March 27, 2003, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. Expressions used herein and not defined herein or in the Definitions shall bear the meaning ascribed thereto in the Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Party A:                                Toyota Motor Credit Corporation

Party B:                                Toyota Auto Receivables 2003-A Owner
                                        Trust

Trade Date:                             March 27, 2003

Effective Date:                         March 27, 2003

Termination Date:                       The earlier of (i) the Class A-3A Final
                                        Scheduled Payment Date (as defined in
                                        the Indenture) or (ii) the Payment Date
                                        (as defined


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                                        in the Indenture) on which the principal
                                        balance of the Class A-3A Notes is
                                        reduced to zero, in either case subject
                                        to adjustment in accordance with the
                                        Following Business Day Convention.

Party A Floating Amounts:

    Party A Floating Rate Payer:        Party A

    Party A Floating Rate Payer
      Notional Amount:                  The Class A-3A Note Balance (as defined
                                        in the Indenture) on the first day of
                                        the applicable Calculation Period.

    Party A Floating Rate Payer
      Period End Dates:                 The 15th day of each calendar month,
                                        commencing on April 15, 2003, up to and
                                        including the Termination Date, subject
                                        to adjustment in accordance with the
                                        Following Business Day Convention.

    Party A Floating Rate Payer
      Payment Dates:                    The Business Day immediately preceding
                                        each Period End Date, or if Party B has
                                        agreed, the 15th day of each calendar
                                        month, commencing on April 15, 2003, up
                                        to and including the Termination Date,
                                        subject to adjustment in accordance with the Following Business Day Convention.

    Party A Floating Rate Option:       USD-LIBOR-BBA.

    Designated Maturity:                One month.

    Spread:                             Plus 0.02%

    Party A Floating Rate Day
      Count Fraction:                   Actual/360

    Reset Dates:                        The first day of each Calculation
                                        Period.

    Compounding:                        Inapplicable.

Party B Fixed Amounts:

    Party B Fixed Rate Payer:           Party B


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    Party B Fixed Rate Payer
      Notional Amount:                  The Class A-3A Note Balance on the first
                                        day of the applicable Calculation
                                        Period.

    Party B Fixed Rate Payer
      Period End Dates:                 The 15th day of each calendar month,
                                        commencing on April 15, 2003, with no
                                        adjustment.

    Party B Fixed Rate Payer
      Payment Dates:                    The 15th day of each calendar month,
                                        commencing on April 15, 2003, up to and
                                        including the Termination Date, subject
                                        to adjustment in accordance with the
                                        Following Business Day Convention.

    Party B Fixed Rate                  1.8925%

    Party B Fixed Rate Day
      Count Fraction:                   30/360

    Fixed Rate Compounding:             Not applicable.

Business Days:                          Any day other than a Saturday, a Sunday
                                        or a day on which banking institutions
                                        or trust companies in New York, New
                                        York, Wilmington, Delaware, Chicago,
                                        Illinois or San Francisco, California
                                        are authorized or obligated by law,
                                        regulation or executive order to remain
                                        closed.

Calculation Agent:                      Party A

3.  Account Details

Payments to Party A:

    Account for Payments in USD:        Bank of America, Concord, California
                                        ABA No. 121-000-358
                                        A/C No. 12351-07564
                                        A/C Toyota Motor Credit Corporation


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Payments to Party B:

    Account for Payments in USD:        The Bank of New York
                                        ABA No.
                                        BNF:
                                        A/C No.
                                        For further credit to:
                                        A/C Toyota Auto Rec Trust 2003-A #

4.  Party A Documentation and Operations Officers

Documentation:                          Carolee Furukawa
                                        Phone:  310-468-6806
                                        Fax:  310-468-5715

Operations:                             Carolee Furukawa
                                        Phone:  310-468-6806
                                        Fax:  310-468-5715

5.  Relationship between Parties:

         Each party will be deemed to represent to the other party on the date on which it enters into the Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

         Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Agreement and as to whether the Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Agreement; it being understood that information and explanations related to the terms and conditions of the Agreement shall not be considered investment advice or a recommendation to enter into the Agreement. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the Agreement. Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Agreement. It is also capable of assuming, and assumes, the risks of the Agreement.

         Status of Parties. The other party is not acting as a fiduciary for or as adviser to it in respect of the Agreement.

6.       Governing Law:  New York


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     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Class A-3A Confirmation enclosed for that purpose and returning it to us.


                                TOYOTA MOTOR CREDIT CORPORATION


                                By:       /s/ George E. Borst
                                   -------------------------------------
                                   Name:  George E. Borst
                                   Title: President and Chief Executive Officer


                                Confirmed as of the date first written:

                                TOYOTA AUTO RECEIVABLES 2003-A OWNER TRUST

                                By:  U.S. BANK TRUST NATIONAL ASSOCIATION,
                                        not in its individual capacity but
                                        solely as Owner Trustee


                                By:       /s/ Nancie J. Arvin
                                   -------------------------------------
                                   Name:  Nancie J. Arvin
                                   Title: Vice President


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